EXHIBIT 99.10
Deloitte & Touche LLP





MOBILE COMMUNICATIONS SATELLITE SERVICE

A BUSINESS UNIT OF ROCKWELL COLLINS, INC.
(A WHOLLY OWNED SUBSIDIARY OF ROCKWELL INTERNATIONAL CORPORATION)

Financial Statements for the
Years Ended September 30, 1996 and 1995 and
Independent Auditors' Report

Deloitte & Touche LLP
                      Armstrong Centre, Suite 500    Telephone:  (319) 362-7987
                      222 Third Avenue, S.E.         Facsimile:  (319) 362-6646
                      Cedar Rapids, Iowa 52401




INDEPENDENT AUDITORS' REPORT

To Rockwell Collins, Inc.:

We have audited the accompanying statements of assets and liabilities of Mobile Communications Satellite Service ("MCSS"), a business unit of Rockwell Collins, Inc. ("Rockwell Collins"), a wholly owned subsidiary of Rockwell International Corporation, (jointly "Rockwell"), as of September 30, 1996 and 1995, and the related statements of income and of cash flows for the years then ended. These financial statements are the responsibility of Rockwell Collins' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the assets and liabilities of MCSS as of September 30, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements do not include allocations for common services provided by Rockwell (see Note 2) and are not necessarily indicative of the financial position, results of operations and cash flows had MCSS operated as a stand-alone entity.

As discussed in Note 3 to the financial statements, Rockwell discontinued the Company's operations and entered into an asset sale agreement on November 22, 1996, to sell substantially all assets of the Company.



/s/Deloitte & Touche LLP

January 17, 1997

MOBILE COMMUNICATIONS SATELLITE SERVICE
A BUSINESS UNIT OF ROCKWELL COLLINS, INC.
(A WHOLLY OWNED SUBSIDIARY OF ROCKWELL INTERNATIONAL CORPORATION)

STATEMENT OF ASSETS AND LIABILITIES
FOR THE YEARS ENDED SEPTEMBER 30, 1996 AND 1995
--------------------------------------------------------------------------------


                                                                   1996              1995

ASSETS

CURRENT ASSETS:
  Accounts receivable - net                                 $      922,000       $  2,142,000
  Inventories                                                    6,065,000         10,703,000
  Prepaid expenses and other current assets                        355,000            239,000
                                                                 ---------          ---------

    Total current assets                                         7,342,000         13,084,000

PROPERTY AND EQUIPMENT - NET                                                        8,192,000
                                                                 ---------          ---------

TOTAL                                                            7,342,000         21,276,000
                                                                 ---------          ---------

LIABILITIES

CURRENT LIABILITIES:
  Accounts payable - Trade                                       1,406,000          2,029,000
  Accounts payable - Rockwell                                    3,584,000          5,131,000
  Accrued expenses                                               1,457,000          1,505,000
  Deferred revenues                                              2,326,000            474,000
  Accrued warranty reserve                                       5,798,000          3,772,000
  Accrued restructuring reserve                                 13,396,000
                                                                ----------          ---------

     Total current liabilities                                  27,967,000         12,911,000
                                                                ----------          ---------

COMMITMENTS AND CONTINGENCIES (Note 10)

NET ASSETS (LIABILITIES)                                    $  (20,625,000)      $  8,365,000
                                                            ===============      ============
See notes to financial statements

MOBILE COMMUNICATIONS SATELLITE SERVICE
A BUSINESS UNIT OF ROCKWELL COLLINS, INC.
(A WHOLLY OWNED SUBSIDIARY OF ROCKWELL INTERNATIONAL CORPORATION)

STATEMENT OF INCOME
FOR THE YEARS ENDED SEPTEMBER 30, 1996 AND 1995
-------------------------------------------------------------------------------------------------------------------


                                                                   1996              1995

NET SALES                                                   $  9,769,000         $ 14,183,000

COST OF SALES                                                 35,749,000           28,742,000
                                                            ------------         ------------

  Gross margin                                               (25,980,000)         (14,559,000)

OPERATING EXPENSES

  General and administrative                                   2,473,000            2,559,000
  Sales and marketing                                          6,168,000            4,389,000
  Research and development                                     1,599,000            6,193,000
  Other operating expenses                                       673,000               39,000
  Restructuring charges                                       22,130,000
                                                            ------------         ------------
  Total operating expenses                                    33,043,000           13,180,000
                                                            ------------         ------------

LOSS FROM OPERATIONS                                         (59,023,000)         (27,739,000)

OTHER INCOME                                                      67,000               56,000

LOSS BEFORE PROVISION FOR INCOME TAXES                       (58,956,000)         (27,683,000)

PROVISION FOR INCOME TAXES (Note 11)
                                                            ------------         ------------

NET LOSS                                                    $(58,956,000)        $(27,683,000)
                                                            =============        =============
See notes to financial statements


MOBILE COMMUNICATIONS SATELLITE SERVICE
A BUSINESS UNIT OF ROCKWELL COLLINS, INC.
(A WHOLLY OWNED SUBSIDIARY OF ROCKWELL INTERNATIONAL
CORPORATION)

STATEMENT OF CASH FLOWS
FOR THE YEARS ENDED SEPTEMBER 30, 1996 AND 1995
--------------------------------------------------------------------------------



                                                                   1996              1995

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                           $(58,956,000)        $(27,683,000)
Adjustments to net loss to arrive at net cash
  used for operating activities:
       Restructuring charges                                         22,130,000
       Depreciation                                                   3,198,000            1,749,000
       Changes in assets and liabilities:
         Accounts receivable                                          1,220,000              623,000
         Inventories                                                  4,638,000           (3,339,000)
         Accounts payable - Trade                                      (623,000)           1,244,000
         Accounts payable - Rockwell                                 (1,547,000)           3,375,000
         Deferred revenues                                            1,852,000              474,000
         Other assets and liabilities                                 1,862,000            2,659,000
                                                                     ----------           ----------

               Net cash used for operating activities               (26,226,000)         (20,898,000)
                                                                     ----------           ----------

CASH FLOWS FROM INVESTING ACTIVITIES - Additions
  to property and equipment                                          (3,740,000)          (2,672,000)
                                                                     ----------           ----------
CASH FLOWS FROM FINANCING ACTIVITIES - Net cash                      29,966,000           23,570,000
                                                                     ----------           ----------
  transferred from Rockwell Collins Inc.

NET CHANGE IN CASH                                                            0                    0

CASH AT BEGINNING OF YEAR                                                     0                    0
                                                                     ----------           ----------

CASH AT END OF YEAR                                                $          0        $           0
                                                                   ============        =============

See notes to financial statements

MOBILE COMMUNICATIONS SATELLITE SERVICE
A BUSINESS UNIT OF ROCKWELL COLLINS, INC.
(A WHOLLY OWNED SUBSIDIARY OF ROCKWELL INTERNATIONAL CORPORATION)

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED SEPTEMBER 30, 1996 AND 1995
--------------------------------------------------------------------------------



1.    THE BUSINESS
      ------------

      Mobile Communications Satellite Service ("MCSS") is a business unit of Rockwell Collins, Inc. ("Rockwell Collins"), a wholly owned subsidiary of Rockwell International Corporation (hereafter, jointly referred to as "Rockwell").

      MCSS sells mobile messaging hardware and services to commercial trucking fleets. MCSS assembles and sells multi-mode communications systems which use integrated satellite and land-based technologies to provide commercial trucking fleets with two-way data communications and global vehicle location services. Land based technology ensures communications while vehicles travel in urban areas where tall buildings may block the line of sight to the satellite; satellite technology ensures the availability of communications while vehicles travel through areas where land-based coverage is non-existent. MCSS is headquartered in Cedar Rapids, Iowa.

2.    SIGNIFICANT ACCOUNTING POLICIES
      -------------------------------

      Basis of Presentation - The  accompanying  financial  statements have been
      ---------------------
      prepared in accordance with generally accepted accounting principles utilizing the accounting practices and procedures of Rockwell and have been derived from the accounting records of Rockwell Collins. The financial statements do not include allocations for common services provided by Rockwell and are not necessarily indicative of the financial position, results of operations or cash flows had MCSS operated as a stand-alone entity.

      Rockwell's cash resources are managed under a centralized system wherein receipts are deposited to Rockwell corporate accounts and disbursements are centrally funded. Accordingly, the accompanying financial statements do not include cash, marketable securities or borrowings, or related interest income, expenses, receivables or payables arising from these cash management activities.

      Expenses for certain common services provided by Rockwell, such as cash management and other treasury services and legal, patent, tax, insurance administration, payroll administration, corporate accounting, audit, and human resources have not been included in the financial statements.

      Certain expenses incurred by Rockwell have been allocated to MCSS based on a budget formula that was agreed upon at the beginning of the year. Individual expense categories are generally allocated on the basis of sales or other measures of business unit activity levels.

      Use of Estimates -The  preparation  of financial  statements in conformity
      ----------------
      with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of warranty reserves, allowance for uncollectible accounts receivable, inventory obsolescence and restructuring reserve.

      Revenue Recognition - Revenue from communications  systems and products is
      -------------------
      generally recognized at the time the units are shipped and over the period during which messaging services are provided, except for shipments under arrangements involving satisfaction guarantee requirements. Under such arrangements, revenue is recognized when MCSS has substantially met its satisfaction guarantee obligations.

      Substantially all of MCSS' revenues are derived from the North American trucking industry. MCSS generally requires no collateral from its customers. During the year ended September 30, 1996, two customers accounted for 12% and 11% of total annual sales, respectively. During the year ended September 30, 1995, two different customers accounted for 23% and 11% of total annual sales, respectively.

      Inventories  -  Inventories  are  valued at the lower of  average  cost or
      -----------
      market. Market is determined on the basis of estimated realizable values.

      Income Taxes - The business  computes  income taxes giving  recognition to
      ------------
      deferred income tax assets and liabilities, based on enacted laws, for all temporary differences between the financial reporting and tax bases of assets and liabilities.

      Property And  Equipment - Property and equipment are recorded at cost less
      -----------------------
      accumulated depreciation. Depreciation is computed using accelerated and straight-line methods over the estimated useful lives of the assets. Estimated useful lives for major asset categories are 15-19 years for buildings, 8 years for transmission equipment and 5 years for computer equipment and furniture and fixtures. Significant improvements and betterments are capitalized and replaced units are written off. Maintenance and repairs are charged to expense as incurred.

      Property and equipment include certain common allocated assets of Rockwell Collins Inc. Common property is allocated to the various business units based on the causal beneficial relationship between each common function and the operating units.

      Product  Warranty  -  MCSS'  Product  warranty  costs  include  all  costs
      -----------------
      associated with repairs through the end of the expressed warranty period and any subsequent extensions. There were significant extensions to accommodate product design modifications. Warranty costs are accrued when determinable, based on historical and anticipated breakdown of equipment.

      Research and Development - Research and development  costs are expensed as
      ------------------------
      incurred.

3.    RESTRUCTURING AND SALE OF MCSS
      ------------------------------

      In the fourth quarter of fiscal year 1996, a restructuring charge of $36.3 million was recorded to cover restructuring costs and asset impairments. Restructuring charges included $8.7 million for property and equipment impairment, $3.4 million for termination of a satellite usage agreement and $10.0 million for estimated transition costs and costs to manufacture and retrofit mobile terminals. Approximately $14.2 million was recorded as cost of sales relating to write-downs of inventory.

      On November 22, 1996, substantially all of the assets of MCSS, net of certain liabilities, were sold.

      In the accompanying balance sheet the assets and liabilities at September 30, 1996 have been adjusted to reflect the effects of the above mentioned restructuring and sale of MCSS.

4.    RELATED PARTY TRANSACTIONS
      --------------------------

      MCSS purchases all of its requirements of transceivers and antennas from Rockwell Semiconductor Systems (RSS) facility in El Paso, Texas, a unit of Rockwell International Corporation. Total purchases from RSS amounted to $5.8 million and $12.7 million for the years ended September 30, 1996 and 1995, respectively.

      Direct expenses incurred by Rockwell that are applicable to MCSS have been allocated to MCSS and are included in the statements of income. Such amounts were $2.2 million and $2.8 million for the years ended September 30, 1996 and 1995, respectively.

5.    PENSION PLANS
      -------------

      Rockwell has a pension plan which covers substantially all MCSS employees and provides for monthly pension payments to eligible employees upon retirement. Pension benefits for salaried employees are based on years of credited service and compensation.

      Net pension expense is calculated on a corporate wide basis for Rockwell. MCSS pension expense for the years ended September 30, 1996 and 1995 was derived from such calculation and consists of the following:

                                                                   1996              1995
      Service cost--benefits earned during the year                $117,000         $ 48,000
      Interest accrued on projected benefit obligation              418,000          196,000
      Assumed return on plan assets                                (408,000)        (191,000)
      Initial net asset amortization                                (34,000)         (17,000)
      Prior service cost amortization                                22,000           15,000
      Net actuarial loss amortization                                51,000           12,000
                                                                   --------         --------
      Net pension expense                                          $166,000         $ 63,000
                                                                   ========         ========



      Pension plan assets are primarily equity securities, United States Government obligations and fixed income investments whose values are subject to fluctuations of the securities market. The following table reconciles the funded status of the assets and liabilities of MCSS share of Rockwell's pension plan to amounts recorded in the balance sheet:

                                                                          1996              1995

      Accumulated benefit obligation, principally vested                  $2,223,000        $  956,000
      Effects of projected compensation increases                            414,000           199,000
                                                                          ----------        ----------
      Projected benefit obligation                                         2,637,000         1,155,000
      Fair value of plan assets                                            2,742,000         1,117,000
                                                                          ----------        ----------
      Plan assets in excess of (less than) projected benefit obligation      105,000           (38,000)

      Items not yet recognized in the balance sheet:
        Net actuarial losses                                                  48,000           180,000
        Prior service cost                                                    73,000            37,000
        Remaining initial net asset                                         (100,000)          (59,000)
                                                                          ----------        ----------
      Prepaid pension costs at September 30                               $  126,000        $  120,000
                                                                          ==========        ==========


                                                                          1996              1995
      Assumptions used (June 30 measurement date):
        Discount rate                                                     7.75%             7.50%
        Compensation increase rate                                        4.50%             4.50%
        Long-term rate of return on plan assets                           9.00%             9.00%


      Rockwell also sponsors certain defined contribution savings plans for eligible employees. Expense related to MCSS were $73,000 and $92,000 for the years ended September 30, 1996 and 1995, respectively.


6.    RETIREMENT MEDICAL PLANS AND POST EMPLOYMENT BENEFITS
      -----------------------------------------------------

      Rockwell has retirement medical plans which cover MCSS employees and provide for the payment of medical costs of eligible employees and dependents upon retirement.

      Retirement medical expense is calculated on a corporate wide basis for Rockwell. MCSS retirement medical expense for the years ended September 30, 1996 and 1995 was derived from such calculation and consists of the following:

                                                                       1996             1995

      Service cost--benefits attributed to service during the year     $  15,000        $ 7,000
      Interest accrued on accumulated retirement medical obligation      110,000         53,000
      Amortization of plan amendments and net actuarial gains            (27,000)       (17,000)
                                                                       ---------        --------
      Retirement medical expense                                       $  98,000        $43,000
                                                                       =========        ========

      The  retirement   medical  obligation  related  to  MCSS  participants  at
      September 30, 1996 and 1995 consists of the following:

                                                                       1996             1995

      Accumulated retirement medical obligation:
        Retirees
        Employees eligible to retire                                   $  129,000       $   73,000
        Employees not eligible to retire                                  220,000          131,000
                                                                       ----------       ----------
      Total                                                               349,000          204,000
      Unamortized amounts:
        Plan amendments                                                   122,000           72,000
        Net actuarial losses                                             (160,000)         (78,000)
                                                                       ----------       ----------
      Recorded liability                                               $  311,000        $ 198,000
                                                                       ==========        =========
      Assumptions used (June 30 measurement date):
        Discount rate                                                        7.75%            7.50%
        Health care cost trend rates                                          8.0%*            8.5%*

      *Decreasing to 5.5% after 2015

      Changing the health care cost trend rates by one percentage point would change the accumulated retirement medical obligation at September 30, 1996 by approximately $24,000 and would change retirement medical expense by approximately $2,000.


7.    ACCOUNTS RECEIVABLE
      -------------------

      Accounts receivable at September 30, 1996 and 1995 are summarized as follows:

                                                                       1996             1995

      Trade accounts                                                   $ 1,460,000      $ 2,100,000
      Other receivables                                                      5,000           42,000
      Less:  Allowance for doubtful accounts                              (543,000)
                                                                       -----------      -----------
      Accounts receivable, net                                         $   922,000      $ 2,142,000
                                                                       ===========      ===========


8.    INVENTORIES
      -----------

      Inventories at September 30, 1996 and 1995 are summarized as follows:

                                                                       1996             1995

      Raw materials                                                    $  1,704,000     $     652,000
      Work-in-process                                                       249,000         1,371,000
      Finished goods                                                      4,112,000         8,680,000
                                                                       ------------     -------------

      Total inventories                                                $  6,065,000     $  10,703,000
                                                                       ============     =============

9.    PROPERTY AND EQUIPMENT
      ----------------------

      Property and equipment at September 30, 1996 and 1995 are summarized as follows:

                                                              1996               1995

      Building                                                $   1,622,000      $    944,000
      Machinery & equipment                                      10,260,000         3,363,000
      Transportation                                                250,000           156,000
      Furniture & fixtures                                        4,180,000         4,415,000
      Construction in process                                       393,000         4,087,000
                                                              -------------      ------------
      Total                                                      16,705,000        12,965,000
      Less:  Accumulated depreciation                            (7,971,000)       (4,773,000)
      Less:  Valuation reserve                                   (8,734,000)                -
                                                              -------------      ------------
      Property & equipment - net                              $           -      $  8,192,000
                                                              =============      ============

10.   COMMITMENTS AND CONTINGENCIES
      -----------------------------

      Various lawsuits, claims and proceedings have been or may be instituted or asserted against Rockwell relating to the conduct of its business, including those pertaining to product liability, safety and health, environmental , and employment matters. Although the outcome of litigation cannot be predicted with certainty, management believes that the disposition of the matters which are pending or asserted will not have a material adverse effect on MCSS' financial condition, results of operations, or cash flows.

11.   INCOME TAXES
      ------------

      The operations of MCSS are included in the consolidated income tax returns of Rockwell. The income tax provisions reflected in the statements of income and the related statement of assets and liabilities were calculated as if MCSS files separate tax returns.

      The components of the provision for income taxes for the years ended September 30, 1996 and 1995 are as follows:

                                                           1996            1995
      Current                                              $    -          $   -
      Deferred                                                  -              -
                                                           ------          -----
      Provision for income taxes                           $    -          $   -
                                                           ======          =====

      The following table presents the principal reasons for the difference between the effective tax rate and the United States federal statutory income tax rate:

                                                           1996            1995

      Statutory tax rate                                   (35.0)%         (35.0)%
      State & local income tax                              (4.0)%          (4.0)%
      Nonrecognition of benefits of current loss            39.0 %          39.0 %
                                                           -------         -------
      Effective tax rate                                       0%              0%
                                                           =======         =======


      Current and non-current deferred income tax assets (liabilities) arise principally from the following:


                                                           1996            1995

      Current:
      Accrued liabilities and reserves                     $  5,300,000    $  1,600,000
      Other                                                     300,000               -
                                                           ------------    ------------
      Subtotal                                                5,600,000       1,600,000
      Valuation Allowance                                    (5,600,000)     (1,600,000)
                                                           ------------    ------------
      Net current deferred tax asset                       $          -    $          -
                                                           ============    ============

      Noncurrent:
      Property & equipment                                 $          -    $   2,000,000
      Net operating loss carry forward                       20,000,000        8,400,000
                                                           ------------    -------------
      Subtotal                                               20,000,000       10,400,000
      Valuation allowance                                   (20,000,000)     (10,400,000)
                                                           ------------    -------------
      Net concurrent deferred tax asset                    $          -    $           -
                                                           ============    =============
      Due to the cumulative losses  experienced by MCSS, the deferred tax assets have been reduced by a valuation allowance.

                                    * * * * *